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                                LEASE AGREEMENT


         THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the 1st day of March, 1997, by and between BEALE STREET REALTY, LLC hereinafter called "Landlord"; and HIGH PERFORMANCE SPORTS MARKETING, INC. hereinafter called "Tenant".

                                   AGREEMENT:

         In consideration of the mutual covenants and agreements contained in this Lease, the parties agree for themselves, their successors and assigns, as follows:

         1.       DESCRIPTION OF PREMISES.

         Landlord leases to Tenant, and Tenant accepts and rents from Landlord, the premises located at 149 Gasoline Alley Drive, Mooresville, Iredell County, North Carolina (the "Premises"), which Premises are more particularly described on Exhibit A attached hereto and incorporated by this reference.

         2.       TERM; RENEWAL.

                  The term of this Lease shall commence on March 1, 1997 (the "Commencement Date") and shall end at midnight on February 28, 2012 (the "Expiration Date").

         3.       RENTAL.

         During the full term of this Lease, including any Renewal Term, Tenant shall pay to Landlord, without notice, demand, reduction (except as may be applicable pursuant to paragraph entitled "Damage or Destruction of Premises" or the paragraph entitled "Eminent Domain" of this Lease), setoff or any defense, a total rental (the "Rent"), in advance, on the first day of each month, of Sixteen Thousand One Hundred Sixtynine and 14/100 Dollars ($16,169.14) per month, subject to annual escalation as provided in clause (c) below.

         (a)      Late Payment.

         If any monthly installment of Rent or any other sum due and payable pursuant to this Lease remains due and unpaid fifteen (15) days after said amount becomes due, Tenant shall pay as additional rent hereunder a late payment charge equal to the greater of (i) fifty and No/100 Dollars ($50.00) or
(ii) a sum equal to five percent (5%) of the unpaid rent or other payment. All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the fifteenth (15th) day after the due date until paid, at the lesser of twelve percent (12%) per annum or the maximum interest rate per annum allowed by law. Acceptance by Landlord of any payment from Tenant under this Lease in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and shall in no way constitute an accord and satisfaction.

         (b)      Documentary Tax.

         In the event that any documentary stamp tax, sales tax or any other tax or similar charge (exclusive of any income tax payable by Landlord) levied on the rental, leasing or letting of the


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Premises, whether local, state or federal, is required to be paid due to the execution of this Lease or otherwise with respect to this Lease or the payments due under this Lease, the cost shall be borne by Tenant and shall be paid promptly and prior to same becoming past due. Tenant shall provide Landlord with copies of all paid receipts such tax or charge promptly after payment of same.

         (c)      Annual Escalation of Rent.

         The amount of the monthly Rent shall be increased annually during the term of this Lease on March 1, 1998 and on each March 1 thereafter, for the one-year period beginning on such March 1, if the CPI (as defined in this Lease) for the month of January next preceding such March 1 shall be greater than the CPI for the month of January in the previous year. Such increased Rent shall be an amount equal to the monthly Rent in effect immediately prior to such March 1 multiplied by a fraction, the numerator of which is the CPI for the month of January next preceding such March 1 and the denominator of which is the CPI for the month of January in the previous year. "Consumer Price Index" means the monthly Consumer Price Index, All Urban Consumers, All Items, U.S. City Average (1982-84=100), published by the U.S. Bureau of Labor Statistics and generally referred to as the "CPI-U," or, if such index is no longer published, the most nearly comparable index published by Federal authorities which reflects changes in the cost of living. If information necessary to compute the change in the CPI is not available on any March 1, the previous monthly Rent shall continue until such information becomes available, at which time appropriate retroactive adjustment shall be made to reflect the increased monthly Rent from such March 1.

         4.       DELIVERY OF POSSESSION.

         Landlord will deliver the Premises to Tenant on the Commencement Date.

         5.       ALTERATIONS AND IMPROVEMENTS BY TENANT.

         Tenant shall make no structural changes respecting the Premises and shall make no changes of any kind respecting the Premises that are visible from the exterior of the Premises. Any other nonstructural changes or other alterations, additions, or improvements to the Premises shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall covering and other fixtures (excluding, however, Tenant's trade fixtures as described in the paragraph entitled "Trade Fixtures and Equipment" below) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord, at Landlord's sole election, and shall, at Landlord's sole election, remain upon the Premises at the expiration or earlier termination of this Lease.

         6.       USE OF PREMISES.

         (a) Tenant shall use the Premises only for office and warehouse purposes and for no other purposes. Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises. Tenant shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance or detract in any way from the reputation of the Premises. Tenant's duties in this regard


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shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises.

         (b) Without limiting the generality of (a) above, the Premises shall not be used for the treatment, storage, transportation to from, use or disposal of toxic or hazardous wastes, materials, or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to the health and safety of the occupants of the Premises or surrounding property.

         (c) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in as good condition as existed on the date they were received by Tenant, ordinary wear and tear and acts of God alone excepted.

         (d) Tenant shall save Landlord harmless from any claim, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Tenant to comply with the provisions of this paragraph 6. This indemnification shall survive the termination or expiration of this Lease.

         7.       TAXES.

         Tenant shall pay any taxes, documentary stamps or assessments of any nature imposed or assessed upon this Lease, Tenant's occupancy of the Premises or Tenant's trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency, and shall pay all ad valorem property taxes which are now or hereafter assessed upon the Premises during the term of this Lease.

         8.       FIRE AND EXTENDED COVERAGE INSURANCE.

         Tenant shall maintain and pay for fire insurance, with extended coverage, covering the Premises in an amount equal to the replacement cost. Landlord shall be named as the insured owner in such policy. Tenant shall deliver such policy to Landlord prior to Commencement Date. Such policy shall contain a provision that at least thirty (30) days' prior written notice of any cancellation be give to Landlord; shall provide that all payments for losses under such policy be made to Landlord; and shall provide that no act or omission of Tenant shall be a basis for denial of Landlord's coverage under the policy. Tenant shall not do or cause to be done or permit on the Premises anything deemed extrahazardous on account of fire, and Tenant shall not use the Premises in any manner which will cause an increase in the premium rate for any insurance in effect on the Premises or a part of the Premises. If, because of anything done, caused to be done, permitted or omitted by Tenant or its agents, contractors, employees, invitees, licensees, servants, subcontractors or subtenants, the premium rate for any kind of insurance in effect on the Premises or any part of the Premises shall be raised, Tenant shall pay the amount of any such increase in premium. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant.



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         9.       LANDLORD'S COVENANT TO REPAIR AND REPLACE.

         (a) During the term of this Lease, Landlord shall be responsible only for repairs or replacements to the roof, exterior walls, and structural members (including foundation and subflooring of the Premises). Landlord's repairs and replacements shall be made within a reasonable time, not to exceed one hundred twenty (120) days after receiving written notice from Tenant of the need for repairs. If Landlord cannot, using due diligence, complete its repairs within one hundred twenty (120) days after receiving written notice from Tenant, then (unless the need for such repairs or replacements is the result of the negligence, misconduct or intentional acts or omissions of Tenant, its agents, contractors, employees invitees, licensees, servants, subcontractors, or subtenants, in which event Tenant shall not be entitled to terminate this Lease) either party may terminate this Lease effective upon thirty (30) days' prior written notice, without prejudice to Landlord's rights or receive payment from Tenant for uninsured damages caused directly or indirectly by Tenant as stated below. If the need for such repairs or replacements is the result of the negligence, misconduct or intentional acts or omissions of Tenant, its agents, contractors, employees, invitees, licensees, servants, subcontractors, or subtenants, and the expense of such repairs or replacements are not fully covered. Landlord's duty to repair or replace as prescribed in this paragraph shall be Tenant's sole remedy and shall be in lieu of all other warranties or guaranties of Landlord, express or implied.

         (b) Landlord shall not be liable for any failure to make any repairs or to perform any maintenance required of Landlord under this Lease unless such failure shall persist for an unreasonable period of time after written notice from Tenant setting forth the need for such repairs or replacements in reasonable detail has been received by Landlord. Except as set forth in the paragraph of this Lease entitled "Damage or Destruction of Premises", there shall be no abatement of rent. There shall be no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, replacements, alterations or improvements to any portion of the Premises, or to fixtures, appurtenances and equipment. To the extent permitted under applicable law, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

         10.      TENANT'S COVENANT TO REPAIR.

         Tenant shall be responsible for the repair, replacement and maintenance in good order and condition of all parts and components of the Premises, other than those specified for repair, replacement and maintenance by Landlord above, including, without limitation, the plumbing, wiring, electrical systems, heating systems, air conditioning systems, glass and plate glass, equipment and machinery constituting fixtures, unless such repairs or replacements are required as a result of the negligence, misconduct or intentional acts or omissions of Landlord, its agents, contractors, employees, invitees, or subcontractors, in which event Landlord shall be responsible for such repairs. At the end of the term of this Lease, Tenant shall return the Premises to Landlord in as good condition as they were when received, excepting only normal wear and tear, acts of God and repairs required to be made by Landlord under this Lease. Tenant's duty to maintain the heating and air conditioning systems shall specifically include the duty to perform the routine and periodic maintenance and regular inspection of such heating and air conditioning systems, the replacement of filters as recommended and the performance of other recommended periodic servicing in accordance with applicable manufacturer's standards and recommendations.



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         11.      TRADE FIXTURES AND EQUIPMENT.

         So long as Tenant is not in default under this Lease, any trade fixtures installed in the Premises at Tenant's expense shall remain Tenant's personal property and Tenant shall have the right at any time during the term of this Lease to remove such trade fixtures. Upon removal of any trade fixtures, Tenant shall immediately restore the Premises to substantially the same condition as they were when received by Tenant, ordinary wear and tear and acts of God alone excepted. Any trade fixtures not removed by Tenant at the expiration or an earlier termination of the Lease shall become, at Landlord's sole election, either (i) the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) subject to Landlord's removing such property from the Premises and storing same, all at Tenant's expense and without any recourse against Landlord with respect thereto. Without limiting the generality of the foregoing, the following property shall in no event be deemed to be "trade fixtures" and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment; (c) any carpeting or other permanent floor coverings; (d) any paneling or other wall coverings; (e) plumbing fixtures and equipment; or (f) permanent shelving.

         12.      UTILITIES.

         Tenant shall pay for all utilities or services related to its use of the Premises including without limitation electricity, gas, heat, water, sewer, telephone and janitorial services.

         13.      DAMAGE OR DESTRUCTION OF PREMISES.

         If the Premises are damages by fire or other casualty, but are rendered untenantable for Tenant's business, either in whole or in part, Tenant shall cause such damage to be repaired without unreasonable delay and the Rent shall not be abated. If by reason of such casualty the Premises are rendered untenantable for Tenant's business, either in whole or in part, Tenant shall cause the damage to be repaired or replaced without unreasonable delay, and, in the interim, the Rent shall be proportionately reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the term of this Lease. Provided, however, if by reason of such casualty, the Premises are rendered untenantable in some material portion, and the amount of time required to repair the damage using due diligence is in excess of one hundred eighty (180) days, then either party shall have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the date of casualty, and the Rent shall abate as of the date of such casualty in proportion to the part of the Premises rendered untenantable. Tenant shall give Landlord immediate notice of any fire or other casualty in the Premises.

         14.      GOVERNMENTAL ORDERS.

         Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority that may be in effect from time to time made necessary by reason of Tenant's use or occupancy of the Premises.



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         15.      MUTUAL WAIVER OF SUBROGATION.

         For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to persons (including death) or property caused by a casualty of any type whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

         16.      SIGNS AND ADVERTISING.

         Tenant may, at Tenant's sole cost and expense, install identification signs on the Premises, subject to Landlord's approval as to size, location, illumination, configuration, and materials of construction, such approval not to be unreasonably withheld.

         17.      INDEMNIFICATION AND LIABILITY INSURANCE.

         (a) Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of the Premises if caused or occasioned wholly or in part by any acts or omissions of Tenant, its agents, contractors, employees, invitees, licensees, servants, subcontractors or subtenants, except if caused by any acts or omissions on the part of Landlord. The non-prevailing party shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred by the prevailing party in enforcing the agreements of this Lease, whether incurred as a result of litigation or otherwise. Tenant shall give Landlord immediate notice of any such happening causing injury to persons or property.

         (b) At all times during the term of this Lease, Tenant shall at its own expense keep in force adequate public liability insurance in such amounts (at a minimum) and with such companies as shall from time to time be acceptable to Landlord (and to any lender having a mortgage interest in the Premises) and naming Landlord as an additional insured. The amounts of such coverage, until changed at Landlord's reasonable request, shall be not less than $500,000.00 with respect to bodily injury or death of one person, $1,000,000.00 with respect to bodily injury or death of more than one person as a result of any one accident and $100,000.00 with respect to damage to property. Tenant shall first furnish to Landlord copies of policies or certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date. All policies required of Tenant under this Lease shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days' written notice to Landlord and shall contain specific coverage for contractual liability.

         18.      LANDLORD'S RIGHT OF ENTRY.

         Landlord, and those persons authorized by it, shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs, making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the same to prospective purchasers and/or lenders, as well as at any time in

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the event of emergency involving possible injury to property or persons in or around the Premises. Further, during the last six (6) months of the initial or of any extended term, Landlord and those persons authorized by it shall have the right at reasonable times and upon reasonable notice to show the Premises to prospective tenants.

         19.      EMINENT DOMAIN.

         If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant's business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises to the best possible tenantable condition, and the Rent shall be proportionately and equitably reduced. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord's or Tenant's interest in the Premises, and Tenant assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant's trade fixtures or equipment if a separate award for such items is made to Tenant and if such separate award does not reduce the award to Landlord.

         20.      EVENTS OF DEFAULT AND REMEDIES.

         (a) Upon the occurrence of any one or more of the following events (the "Events of Default," any one an "Event of Default"), the party not in default shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

                  (i) Tenant's failure to pay when due any rental or other sum of money payable under this Lease and such failure is not cured within ten (10) days after written notice of such failure; provided, however, that Landlord shall not be required to give notice more than twice during any twelve month period;

                  (ii) Failure by either party to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice of such failure; or if such default cannot be remedied within such period, such party does not within thirty (30) days after written notice of such failure commence such act or acts as shall be necessary to remedy the default and shall not thereafter complete such act or acts within a reasonable time;

                  (iii) Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant's assets and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

                  (iv) Tenant vacates, abandons or fails to operate in the Premises or any substantial part of the Premises or allows its leasehold estate to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days.

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         (b) In addition to its other remedies, Landlord, upon an Event of
Default by Tenant, shall have the immediate right, after any applicable grace period expressed in this Lease, to terminate and cancel this Lease and/or to reenter and remove all persons and properties from the Premises and dispose of such property as it deems fit, all without being guilty of trespass or being liable for any damages caused. If Landlord reenters the Premises, it may either terminate this Lease or, from time to time without terminating this Lease, make such alterations and repairs as may be necessary or appropriate to relet the Premises and relet the Premises upon such terms and conditions as Landlord deems advisable without any responsibility on Landlord whatsoever to account to Tenant for any surplus rents collected. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate for such previous default. In the event of an elected termination by Landlord, whether before or after reentry, Landlord may recover from Tenant damages, including the costs of recovering the Premises, and Tenant shall remain liable to Landlord for the total Rent (which may at Landlord's election be accelerated to be due and payable in full as of the Event of Default and recoverable as damages in a lump sum) as would have been payable by Tenant under this Lease for the remainder of the term less the rentals actually received from any reletting or, at Landlord's election, less the reasonable rental value of the Premises for the remainder of the term. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord's reasonable attorneys' fees to the extent allowed by applicable law.

         21.      SUBORDINATION.

         This Lease is subject and subordinate to any and all mortgages or deeds of trust now or hereafter placed on the property of which the Premises are a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) as Landlord may reasonably request evidencing subordination of this Lease to or the assignment of this Lease as additional security for such mortgages or deeds of trust. Provided, however, in each case the holder of the mortgage or deed of trust shall agree that this Lease shall not be divested by foreclosure or other default proceedings so long as Tenant shall not be in default under the terms of this Lease beyond any applicable cure period set forth in this Lease. Tenant shall continue its obligations under this Lease in full force and effect notwithstanding any such default proceedings under a mortgage or deed of trust and shall attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the transferee under any foreclosure or default proceedings. Tenant will, upon request by Landlord, execute and deliver to Landlord or to any other person designated by Landlord, any instrument or instruments required to give effect to the provisions of this paragraph.

         22.      ASSIGNING AND SUBLETTING.

         Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Tenant makes any such assignment, sublease, mortgage, pledge or encumbrance with Landlord's written consent, Tenant will still remain primarily liable for the performance of all terms of this Lease. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease as required in this Lease.

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         23.      TRANSFER OF LANDLORD'S INTEREST.

         If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor-in-interest which expressly assumes the obligations of Landlord under this Lease, then Landlord shall be released or discharged from all covenants and obligations under this Lease, and Tenant shall look solely to such successor-in-interest for performance of all of Landlord's obligations. Tenant's obligations under this Lease shall in no manner be affected by Landlord's sale, assignment, or transfer of all or any part of such interests of Landlord, and Tenant shall thereafter attorn and look solely to such successor-in-interest as the Landlord under this Lease.

         24.      COVENANT OF QUIET ENJOYMENT.

         Landlord represents that it has full right and authority to lease the Premises, and Tenant shall peacefully and quietly hold and enjoy the Premises for the full term of this Lease so long as Tenant does not default in the performance of any of the terms of this Lease.

         25.      ESTOPPEL CERTIFICATES.

         Within ten (10) days after a request by Landlord, Tenant shall deliver a written estoppel certificate, in form supplied by or acceptable to Landlord, certifying any facts that are then true with respect to this Lease, including without limitation that this Lease is in full force and effect, that no default exists on the part of Landlord or Tenant, that Tenant is in possession, that Tenant has commenced the payment of rent, and that Tenant claims no defenses or offsets with respect to payment of rentals under this Lease. Likewise, within ten (10) days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate covering such matters as are reasonably required by Tenant.

         26.      PROTECTION AGAINST LIENS.

         Tenant shall do all things necessary to prevent the filing of any mechanics', materialmen's or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien, then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord involving such lien, together with interest on the total expenses and costs at the maximum lawful rate.



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         27.      MEMORANDUM OF LEASE.

         If requested by Tenant, Landlord shall execute a recordable Memorandum or Short Form Lease, prepared at Tenant's expense, specifying the exact term of this Lease and such other terms as the parties shall mutually determine.

         28.      FORCE MAJEURE.

         In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required under this Lease, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this paragraph shall in no way be applicable to Tenant's obligations to pay Rent or any other sums, monies, costs, charges or expenses required by this Lease.

         29.      REMEDIES CUMULATIVE -- NONWAIVER.

         Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party's default shall impair such right or be construed to be a waiver of a default.

         30.      HOLDING OVER.

         If Tenant remains in possession of the Premises or any part after the expiration of the term of this Lease, whether with or without Landlord's acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The "monthly" rental payable by Tenant during any such tenancy at will period shall be one hundred fifty percent (150%) of the monthly installments of Rent payable during the final year immediately preceding such expiration. Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord's unequivocal written acquiescence.

         31.      NOTICES.

         Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid and addressed as follows:

         AS TO LANDLORD:                    Beale Street Realty, LLC
                                            5015 A W. Wt Harris Blvd.
                                            Charlotte, NC  28269

                                            Attention:  Joey Tillman

         AS TO TENANT:                      High Performance Sports Marketing,
                                            Inc. 149 Gasoline Alley Rd.
                                            Mooresville, NC  28115

                                            Attention:  Randy Baker

         The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

         32.      LEASING COMMISSION.

         Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction. Landlord and Tenant agree to indemnify and save each other harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys, fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of their respective actions in connections with this Lease.

         33.      MISCELLANEOUS.

         (a)      Limitation of Landlord's Liability.

         If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment levied thereon against the right, title and interest of Landlord in the Premises as the same may then be encumbered; and neither Landlord nor, if Landlord be a partnership, any of the partners comprising Landlord shall have any personal liability for any deficiency. It is understood and agreed that in no event shall Tenant or any person claiming by or through Tenant have the right to levy execution against any property of Landlord other than its interest in the Premises as hereinbefore expressly provided.

         (b)      Nature and Extent of Agreement.

         This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in this lease, it shall equally include the other.



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         (c)      Binding Effect.

         This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No amendment or modification to this Lease shall be binding upon Landlord unless same is in writing.

         (d)      Captions and Headings.

         The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

         34.      SEVERABILITY.

         If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision of this Lease.

         IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed under seal pursuant to authority duly given as of the day and year first above written.

                                     "LANDLORD"
                                     BEALE STREET REALTY, LLC


                                     By:        /s/ Randy C. Baker
                                         --------------------------------------
                                     Title:   Manager


                                     "TENANT"

                                      HIGH PERFORMANCE SPORTS MARKETING, INC.


                                      By:        /s / Randy C. Baker
                                         --------------------------------------
                                      Title:   Randy C. Baker, President


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                                  EXHIBIT "A"


                         LEGAL DESCRIPTION OF PREMISES


         BEING all of Lots 2 and 3 of Lakeside Park (Phase IV) as shown on plot recorded in Map Book 26 at page 106 of the Iredell County, North Carolina Public Registry.













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